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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                           The Coffee Connection, Inc.

                          Starbucks New Venture Company

                      Starbucks Coffee International, Inc.

                            Starbucks Holding Company

                       Starbucks Manufacturing Corporation

                                SBI Nevada, Inc.
                          (a wholly-owned subsidiary of
                      Starbucks Coffee International, Inc.)

                              Circadia Corporation

                        Starbucks U.S. Brands Corporation

                     Starbucks Asset Management Corporation
                          (a wholly-owned subsidiary of
                       Starbucks U.S. Brands Corporation)

                       Starbucks Foreign Sales Corporation

                     Starbucks Coffee (UK) Holdings Limited

                      Starbucks Coffee Company (UK) Limited
                          (a wholly-owned subsidiary of
                     Starbucks Coffee (UK) Holdings Limited)

                      Seattle Coffee Company International
                          (a wholly-owned subsidiary of
                     Starbucks Coffee (UK) Holdings Limited)

                            Torz & Macatonia Limited
                          (a wholly-owned subsidiary of
                     Starbucks Coffee (UK) Holdings Limited)


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